Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

ILLINOIS POWER GENERATING COMPANY’S REORGANIZATION

PLAN CONFIRMED

HOUSTON (January 25, 2017) —Dynegy Inc. (NYSE: DYN) and Illinois Power Generating Company (Genco), an indirect, wholly owned subsidiary of Dynegy, announced that earlier today the United States Bankruptcy Court for the Southern District of Texas, Houston Division, confirmed the Genco Chapter 11 plan of reorganization. The plan confirmation clears the way for Genco to emerge from Chapter 11 and complete its financial restructuring, likely within the next few weeks.

Contact genco@epiqsystems.com to request documents related to the Chapter 11 Case or visit the website maintained by the voting agent at http://dm.epiq11.com/#/case/IPG/info.

FORWARD-LOOKING STATEMENT

This news release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning the completion of Genco’s restructuring. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations is contained in Dynegy’s filings with the Securities and Exchange Commission (the SEC). Specifically, Dynegy makes reference to, and incorporates herein by reference, the sections entitled “Risk Factors” in its 2015 Form 10-K and subsequent Forms 10-Q. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

Dynegy Inc. Contacts:

Media: David Onufer, 713.767.5800; Analysts: 713.507.6466